
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                        $ 57,763
<SECURITIES>                                  $  3,690
<RECEIVABLES>                                $ 116,221
<ALLOWANCES>                                $ (26,877)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 188,288<F1>
<PP&E>                                     $ 3,427,889
<DEPRECIATION>                             $ (555,606)
<TOTAL-ASSETS>                             $ 3,615,925
<CURRENT-LIABILITIES>                        $ 363,420<F2>
<BONDS>                                    $ 2,868,502
<COMMON>                                         $ 667
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $  0
<OTHER-SE>                                   $ 185,278
<TOTAL-LIABILITY-AND-EQUITY>               $ 3,615,925
<SALES>                                      $ 579,873
<TOTAL-REVENUES>                             $ 579,873
<CGS>                                                0
<TOTAL-COSTS>                                $ 382,415
<OTHER-EXPENSES>                               $ 6,355
<LOSS-PROVISION>                               $ 1,484
<INTEREST-EXPENSE>                           $ 162,278
<INCOME-PRETAX>                               $ 27,341
<INCOME-TAX>                                  $ 16,746
<INCOME-CONTINUING>                           $ 10,595
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              $ (1,361)
<CHANGES>                                            0
<NET-INCOME>                                   $ 9,234
<EPS-PRIMARY>                                  $ (.03)
<EPS-DILUTED>                                  $   .19

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

